EXHIBIT 10.3

QUALITY CARE PROPERTIES, INC.
2016 PERFORMANCE INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is dated as of ●, 2017 (the “Award Date”) by and between Quality Care Properties, Inc., a Maryland corporation (the “Corporation”), and ● (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Quality Care Properties, Inc. 2016 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, an award of performance-based restricted stock under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2. Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award of ● shares of performance-based restricted stock (subject to adjustment as provided in Section 7.1 of the Plan) (the “Performance Restricted Stock”), which number of shares of Performance Restricted Stock represents that maximum number of shares of common stock of the Corporation that the Participant may earn upon satisfaction of the performance criteria set forth on Appendix A hereto as determined by the Administrator. This Award is subject to all of the terms and conditions set forth in this Agreement and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Administrator, as such rules are in effect from time to time.  The Performance Restricted Stock is intended to constitute a Performance-Based Award as contemplated under Section 5.2 of the Plan.

3. Vesting.  Subject to Sections 8 and 9 below and notwithstanding anything in any employment or other agreement between the Participant and the Corporation to the contrary, to the extent that the performance criteria set forth on Appendix A hereto is determined by the Administrator to be satisfied, the actual number of shares of Performance Restricted Stock determined by the Administrator to have been earned by the Participant shall vest in equal installments on the first, second and third anniversaries of the Award Date (each, a “Vesting Date” and the period between the Award Date and the applicable Vesting Date, the “Vesting Period”).

4. Continuance of Employment.  In addition to satisfying the performance goal(s) set forth on Appendix A hereto, the vesting schedule requires continued employment with the Corporation through the Vesting Date as a condition to the vesting of the Award and the rights and benefits under this Agreement.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without Cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Right to Vote and Receive Dividends on Performance Restricted Stock.  The Participant will, during the applicable Vesting Period, be the beneficial and record owner of the Performance Restricted Stock and, after the first Vesting Date, will have full voting rights with respect thereto.  During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any shares of Performance Restricted Stock will be retained by the Company and will be paid to the Participant (without interest) when the Award vests and will be forfeited if for any reason the shares of Performance Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 7 of the Plan).

6. Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Vesting of Award.  As of an applicable Vesting Date, subject to the Participant’s continued employment through such Vesting Date and, with respect to the first Vesting Date contingent on the Administrator’s certification in writing that the applicable performance goal(s) were satisfied (or the extent to which such performance goal(s) were satisfied), the portion of the Award subject to vesting as of such Vesting Date shall vest. The Corporation’s obligation to vest shares of Common Stock subject to the Award is subject to the condition precedent that the Participant or other person entitled under the Plan to receive the Award deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Participant shall have no further rights with respect to any portion of the Award that does not vest as of the applicable Vesting Date or that terminates pursuant to Section 8.

8. Effect of Termination of Employment or Services.  If the Participant ceases to be employed by or ceases to provide services to the Corporation and its Subsidiaries (the date of such termination of employment or service is referred to as the Participant’s “Severance Date”), the Participant’s shares of Performance Restricted Stock shall terminate to the extent such shares have not become vested pursuant to Sections 3 and 7 hereof upon the Severance Date regardless of the reason for the termination of the Participant’s employment or services, except as provided in Section 9(b) below.

9. Adjustments Upon Specified Events; Change in Control Termination Event.

(a) Adjustments.  Upon the occurrence of certain events relating to the Corporation’s Common Stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of shares of Performance Restricted Stock then outstanding and the number and kind of securities that may be issued in respect of the Award.

(b) Change in Control Termination Event.  Upon the Participant’s termination of employment without Cause (as defined in the Participant’s employment agreement) or resignation for Good Reason (as defined in the Participant’s employment agreement) on or within two years after a Change in Control Event as defined in Section 7.3 of the Plan, the Award (to the extent outstanding at the time of such termination event) shall become fully vested as of the date of such termination.

10. Tax Withholding.  Upon vesting of any portion of the Award, the Participant or other person entitled to receive the Award may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.8 of the Plan and rules established by the Administrator, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the applicable withholding rates; provided, however, that in the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11. Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12. Plan.  The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.9 of the Plan. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Participant acknowledges receipt of a copy of this Agreement, the Plan and the Prospectus for the Plan.

14. Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Award, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Award, as and when payable hereunder. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.

15. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
18. Section 409A. It is intended that the Award be exempt from Section 409A of the Code and this Award shall be interpreted consistent therewith.

19. Clawback Policy.  The Award is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Award and cash or other property received with respect to the Award (including any value received from a disposition of the shares of Common Stock in respect of the Award).

IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

QUALITY CARE PROPERTIES, INC.

By
Name:
Title:

By
[Participant]

Appendix A

Performance Criteria